UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2022
___________________

HF SINCLAIR CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-41325		87-2092143
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300	Dallas	Texas	75201
(Address of principal executive offices)			(Zip code)
Registrant’s telephone number, including area code: (214) 871-3555
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Securities Exchange Act of 1934:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	DINO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01. Other Events.

This Current Report on Form 8-K (“Current Report”) is being filed by HF Sinclair Corporation (“HF Sinclair,” the “Company,” “we” or “our”), as successor issuer to HollyFrontier Corporation (“HollyFrontier”), to retrospectively adjust certain financial information and related disclosures contained in the HollyFrontier Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on February 23, 2022 (File No. 001-03876) (“2021 Form 10-K”), as described below, and for the purpose of incorporating by reference the exhibits filed herewith into our registration statements. The information in this Current Report is not an amendment to, or restatement of, the 2021 Form 10-K.

As previously disclosed, on March 14, 2022, HollyFrontier and Holly Energy Partners, L.P. (“HEP”) announced the establishment of HF Sinclair as the new parent holding company of HollyFrontier and HEP and their subsidiaries, and the completion of their respective acquisitions of Sinclair Oil Corporation (now known as Sinclair Oil LLC) and Sinclair Transportation Company LLC from The Sinclair Companies (now known as REH Company) (collectively, the “Sinclair Transactions”).

Change in Segment Reporting

As disclosed in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, effective the first quarter of 2022, the Company realigned its reportable segments to align with certain changes in how our chief operating decision maker manages and allocates resources to our businesses as a result of the achievement of fully operational status by our Cheyenne renewable diesel unit (“RDU”) and Artesia pre-treatment unit (“PTU”) in the first quarter of 2022, and the closing of the Sinclair Transactions, which included the Company’s acquisition of the Sinclair RDU, the Sinclair branded fuel distribution and licensing business and the Casper and Sinclair refineries. Accordingly, the Company created two new reportable segments, Renewables and Marketing. The Company’s operations are now organized into five reportable segments: Refining, Renewables, Marketing, Lubricants and Specialty Products and HEP. The Company’s operations that are not included in one of these five reportable segments are included in the Corporate and Other segment.

During the construction phase of the Cheyenne and Artesia RDUs and the PTU occurring prior to January 1, 2022, related operating expense, capital expenditures and other charges were reported in the Corporate and Other segment. Certain financial information in the 2021 Form 10-K has been retrospectively adjusted to move such expenses from the Corporate and Other segment to the new Renewables segment. No retrospective adjustments were required for the new Marketing segment as the business relating to the segment was primarily acquired in the Sinclair Transactions that closed in 2022.

To reflect the change in segments for HollyFrontier’s renewable diesel project activities prior to January 1, 2022, the following Items of the 2021 Form 10-K have been adjusted retrospectively (which Items, as revised, are filed herewith as Exhibit 99.1 and incorporated herein by reference):

•Part I, Items 1 and 2. Business and Properties

•Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

•Part II, Item 8. Financial Statements and Supplementary Data

This Current Report does not reflect events that may have occurred subsequent to the original filing date of the 2021 Form 10-K, and does not modify or update in any way the disclosures made in the 2021 Form 10-K other than as required to retrospectively reflect the change in segment reporting, as described above. All other information in the 2021 Form 10-K remains unchanged. The information in this Current Report should be read in conjunction with the 2021 Form 10-K. For information on developments since the filing of the 2021 Form 10-K, please refer to the Company’s subsequent filings with the Securities and Exchange Commission.

Pro Forma Financial Information.

This Current Report also includes the unaudited pro forma condensed combined statement of operations of HF Sinclair for the six months ended June 30, 2022, and the notes related thereto, which are filed as Exhibit 99.2 to this Current Report and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

23.1	Consent of Ernst & Young LLP

99.1
Part I, Items 1 and 2. Business and Properties, Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, Part II, Item 8. Financial Statements and Supplementary Data

99.2	Pro Forma Financial Information

101	The following financial information from HollyFrontier’s Annual Report on Form 10-K for its fiscal year ended December 31, 2021, formatted as inline XBRL (Inline Extensible Business Reporting Language): (i) Consolidated Balance Sheets, (ii) Consolidated Statements of Income, (iii) Consolidated Statements of Comprehensive Income, (iv) Consolidated Statements of Cash Flows, (v) Consolidated Statements of Equity, and (vi) Notes to the Consolidated Financial Statements. The instance document does not appear in the interactive data file because its XBRL tags are embedded within the inline XBRL document.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
                        HF SINCLAIR CORPORATION

By:    /s/ Richard L. Voliva III
Richard L. Voliva III
Executive Vice President and
Chief Financial Officer

Date: September 12, 2022